EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Greg Wood Chief Financial Officer Liberate Technologies (650) 701-4080 gwood@liberate.com

LIBERATE ANNOUNCES FINANCIAL RESULTS FOR QUARTER ENDED
NOVEMBER 30, 2003

CONFERENCE CALL JANUARY 12, 2004, AT 2:00 P.M. PACIFIC TIME

SAN CARLOS, Calif., January 12, 2004 — Liberate Technologies (Pink Sheets: LBRT), a leading provider of software for digital cable systems, announced financial results for its second fiscal quarter ended November 30, 2003.

Liberate’s revenues for its second fiscal quarter were $1.2 million, compared to $6.0 million for the same quarter of the prior fiscal year.  Before offsets for amortization of deferred costs related to warrants, revenues were $2.2 million for the second quarter and $7.1 million for the same quarter of the prior fiscal year.  The net loss for the quarter was $8.5 million, or $0.08 per share, compared to a loss of $31.6 million, or $0.30 per share, for the same quarter of the prior fiscal year.  The revenues and expenses for these periods exclude revenues and expenses from the Company’s OSS division, which was sold in November 2003.

The second quarter loss includes a gain of $9.0 million, or $0.09 per basic share, on sale of discontinued operations as a result of the Company’s sale of its OSS division. Liberate also recorded a charge of $5.0 million for impairment of deferred cost related to warrants as a result of the Company’s realignment of strategy to focus on the US cable market.

As of November 30, 2003, Liberate had cash and short-term investments of $231.3 million, a decrease of $1.1 million during the quarter.  In addition to cash and short-term investments, the Company had $9.8 million in restricted cash held as security for office leases.  During the quarter, the Company received approximately $7.1 million cash from the OSS business sale and return of escrow funds from the original acquisition of Sigma Systems.

Liberate also announced that in connection with the restructuring of its business and change in strategic focus, it had implemented a restricted stock unit program for employees in lieu of stock options.  The program is designed to retain and motivate employees as well as align their interests with those of shareholders. Pursuant to the program, since October 2003 the Company has granted 2.3 million stock units to employees. These stock units will generally vest semi-annually over eight periods.  Each restricted stock unit represents the right to receive one share of Liberate stock upon vesting.

 “We are very pleased to announce our license agreement with Cox Communications today.  We believe this agreement validates our technology and our subscription-based pricing model,” said David Lockwood, Chairman and CEO.  “And with the sale of the OSS business, our restructuring is substantially complete.  We now have an organization of about 160 experienced, dedicated, and motivated employees, focused on meeting the software needs of major cable operators in the United States and Europe.”

Conference Call

Liberate has scheduled a conference call on January 12, 2004, at 2:00 p.m. Pacific Time.  The call-in number is 888-303-1331, reservation code 21180410. A replay of the call will be available until Tuesday, January 20, 2004 on either (402) 977-9140 or 800-633-8284, reservation code 21180410. The conference call can also be accessed via live webcast at Liberate’s website (www.liberate.com) and will remain available for replay.

About Liberate Technologies

Liberate Technologies is a leading provider of software for digital cable systems.  Based on industry standards, Liberate’s software enables cable operators to run multiple services — including High-Definition Television, Video on Demand, and Personal Video Recorders — on multiple platforms.  Headquartered in San Carlos, California, Liberate has offices in Ontario, Canada, and the United Kingdom.

Liberate and the Liberate design are registered trademarks of Liberate Technologies.  Other product names used in association with these registered trademarks are trademarks of Liberate Technologies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Those statements above that involve expectations or intentions (such as those relating to future business or financial performance or anticipated corporate or commercial activities) are forward-looking statements, not guarantees of future performance.  Actual results may vary materially due to the uncertain market for interactive television services, dependence on a limited number of cable network operators, business disruption resulting from Liberate’s restatement and related litigation, necessary adjustments related to recent restructuring, and other risks outlined in Liberate’s filings with the Securities and Exchange Commission.

LIBERATE TECHNOLOGIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

Unaudited

	November 30, 2003	May 31, 2003
Assets
Current assets:
Cash and cash equivalents	$186,347	$261,689
Short-term investments	44,987	—
Accounts receivable, net	4,089	3,310
Prepaid expenses and other current assets	2,464	3,069
Assets of discontinued operations	—	6,936
Total current assets	237,887	275,004
Property and equipment, net	4,779	6,113
Intangible assets, net	—	22
Deferred costs related to warrants	5,374	14,449
Restricted cash	9,776	9,249
Other assets	123	131
Total assets	$257,939	$304,968

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,362	$1,888
Accrued liabilities	20,596	39,436
Accrued payroll and related expenses	2,084	1,568
Deferred revenues	10,688	10,619
Liabilities of discontinued operations	—	5,375
Total current liabilities	34,730	58,886
Long-term excess facilities charges	20,753	22,330
Other long-term liabilities	2,329	2,242
Total liabilities	57,812	83,458
Commitments and contingencies
Stockholders’ equity:
Common stock	1,050	1,040
Contributed and paid-in-capital	1,492,282	1,490,125
Deferred stock-based compensation	—	(194)
Accumulated other comprehensive income (loss)	(812)	1,804
Accumulated deficit	(1,292,393)	(1,271,265)
Total stockholders’ equity	200,127	221,510
Total liabilities and stockholders’ equity	$257,939	$304,968

LIBERATE TECHNOLOGIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

Unaudited

	Three months ended November 30,		Six months ended November 30,
	2003	2002	2003	2002
Revenues:
License and royalty	$(697)	$2,549	$(1,621)	$3,556
Service	1,885	3,448	4,354	11,442
Total revenues	1,188	5,997	2,733	14,998

Cost of revenues:
License and royalty	208	412	359	844
Service	1,368	6,164	2,811	17,224
Total cost of revenues	1,576	6,576	3,170	18,068
Gross margin	(388)	(579)	(437)	(3,070)

Operating expenses:
Research and development	3,647	8,258	7,314	16,380
Sales and marketing	1,004	6,132	2,433	11,829
General and administrative	4,479	5,371	8,660	9,047
Amortization of deferred costs related to warrants	1,027	1,006	1,831	1,947
Restructuring costs	881	22	1,361	2,058
Amortization and impairment of goodwill and intangible assets	—	478	22	1,054
Impairment of warrants	4,969		4,969
Amortization of deferred stock-based compensation	—	352	10	763
Excess facilities charges and related asset impairment	593	(587)	593	16,503
Total operating expenses	16,600	21,032	27,193	59,581
Loss from operations	(16,988)	(21,611)	(27,630)	(62,651)
Interest income, net	573	1,976	1,190	4,478
Other income (expense), net	(173)	(7,110)	(548)	(6,568)
Loss from continuing operations before income tax provision	(16,588)	(26,745)	(26,988)	(64,741)
Income tax provision	—	407	103	805
Loss from continuing operations	(16,588)	(27,152)	(27,091)	(65,546)
Loss from discontinued operations	(992)	(4,460)	(3,075)	(6,089)
Gain on sale of discontinued operations	9,037		9,037
Cumulative effect of a change in accounting principle	—	—	—	(209,289)
Net loss	$(8,543)	$(31,612)	$(21,129)	$(280,924)
Basic income (loss) per share:
Continuing operations	$(0.16)	$(0.26)	$(0.26)	$(0.62)
Discontinued operations	$0.08	$(0.04)	$0.06	$(0.06)
Cumulative effect of a change in accounting principle	$—	$—	$—	$(1.99)
Basic net loss per share	$(0.08)	$(0.30)	$(0.20)	$(2.68)
Shares used in computing basic net loss per share	104,515	103,922	104,248	104,922